SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934   (Amendment No.  )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                          A.P. GREEN INDUSTRIES, INC.
               (Name of Registrant as Specified in its Charter)

            THE BOARD OF DIRECTORS OF A.P. GREEN INDUSTRIES, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:  N/A

    2) Aggregate number of securities to which transaction applies:  N/A

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

    4) Proposed maximum aggregate value of transaction:  N/A
    Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:  N/A

    2) Form, Schedule or Registration Statement No.:  N/A

    3) Filing Party:  N/A

    4) Date Filed:  N/A

                          A.P. GREEN INDUSTRIES, INC.
                                Green Boulevard
                            Mexico, Missouri 65265


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 1995


Dear Stockholder:

          The Annual Meeting of Stockholders of A.P. Green Industries, Inc. ("A.P. Green") will be held at The Empire Club located off of Teal Lake Road in Mexico, Missouri on May 11, 1995, at 10:00 a.m., local time, for the following purposes:

          1. To elect two Class I directors to hold office for a term of three years.

          2. To ratify the appointment of KPMG Peat Marwick LLP as A.P. Green's auditors for the year ending December 31, 1995.

          3. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

          Only stockholders of record of A.P. Green at the close of business on March 24, 1995 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

          We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided so that your shares will be represented. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                                   Paul F. Hummer II
                                                   Chairman of the Board,
                                                     President and
                                                     Chief Executive Officer

April 7, 1995

                          A.P. GREEN INDUSTRIES, INC.
                                Green Boulevard
                            Mexico, Missouri 65265


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 1995

                                _________________

                               GENERAL INFORMATION

          This Proxy Statement is furnished to the stockholders of A.P. GREEN INDUSTRIES, INC. ("A.P. Green"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, May 11, 1995, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders.

          This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of A.P. Green on or about April 7, 1995.

          The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of A.P. Green. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of A.P. Green at the principal offices of A.P. Green or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

          A.P. Green will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of A.P. Green may also solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. A.P. Green has retained the services of Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of $5,500, plus out-of-pocket expenses.

          Only stockholders of record at the close of business on March 24, 1995 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 4,028,532 shares of A.P. Green Common Stock issued and outstanding.

          Each outstanding share of A.P. Green Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum and as voted for purposes of determining the base number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as voted for purposes of determining the approval of the stockholders on a particular proposal. Stockholders do not have the right to cumulate votes in the election of directors.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          The following persons were known to management of A.P. Green to be the beneficial owners of five percent or more of A.P. Green's Common Stock:

Name and Address of                 Number of Shares   Percent of Outstanding
 Beneficial Owner                  Beneficially Owned     Common Stock (1)
- -------------------                ------------------  ----------------------
Mercantile Bancorporation Inc.          427,365 (2)            10.61%
One Mercantile Center
St. Louis, Missouri 63101

Quest Advisory Corp.                    312,650 (3)             7.76%
1414 Avenue of the Americas
New York, New York 10019

SoGen International Fund, Inc.          301,500 (4)             7.48%
Societe Generale Asset
  Management Corp.
1221 Avenue of the Americas
New York, New York 10020

LaSalle National Trust, N.A.            300,036 (5)             7.45%
135 South LaSalle Street
Chicago, Illinois 60603

Dimensional Fund Advisors Inc.          230,150 (6)             5.71%
1299 Ocean View, 11th Floor
Santa Monica, California  90401
_____________

(1) The percentage calculations are based upon 4,028,532 shares of A.P. Green's Common Stock that were issued and outstanding as of March 24, 1995.

(2) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated February 10, 1995, which has been filed with the Securities and Exchange Commission. The Schedule 13G states that 427,246 shares reported as beneficially owned by Mercantile Bancorporation Inc. are held by its subsidiary, Mercantile Bank of St. Louis National Association, solely in a fiduciary capacity as trustee of the trusts established pursuant to the A.P. Green 401(k) Plan and the A.P. Green Hourly Investment Plan. Mercantile Bancorporation Inc. reported shared voting and investment power (subject to the participants' right to direct the Trustee) with regard to all shares held in such trusts. In addition, subsidiaries of Mercantile Bancorporation Inc. hold an additional 119 shares in a fiduciary capacity as trustees of certain other trusts and have sole voting power with respect to all of such shares, and shared investment power with respect to 112 of such shares. Mercantile Bancorporation Inc. and Mercantile Bank of St. Louis National Association have specifically disclaimed beneficial ownership of all shares reported in the Schedule 13G.

(3) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated February 14, 1995, which has been filed with the Securities and Exchange Commission. The Schedule 13G is a group filing of Quest Advisory Corp., an Investment advisor registered under Investment Advisors Act of 1940, and Charles M. Royce, an individual who may be deemed to be a controlling person. Quest Advisory Corp. reported sole voting and investment power with respect to all 312,650 shares reported. Mr. Royce has specifically disclaimed beneficial ownership as to all shares reported on the
        Schedule 13G.

(4) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated January 31, 1995, which has been filed with the Securities and Exchange Commission. SoGen International Fund, Inc., an investment company registered under the Investment Company Act of 1940, and Societe Generale Asset Management Corp., an investment advisor registered under the Investment Advisors Act of 1940 which acts as investment advisor to SoGen International Fund, Inc., reported shared voting and investment power with respect to all 301,500 shares reported.

(5) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated February 9, 1995, which has been filed with the Securities and Exchange Commission. The Schedule 13G states that the beneficial ownership attributed to LaSalle National Trust, N.A. is solely in a fiduciary capacity as trustee of the trust established pursuant to the A.P. Green Employee Stock Ownership Plan. LaSalle National Trust, N.A. reported shared voting and investment power (subject to the participants' right to direct the Trustee) with regard to all shares beneficially owned. The amount reported in the table does not include 125,073 additional shares held by the trust but allocated to the accounts of participants. LaSalle National Trust, N.A. has specifically disclaimed beneficial ownership of all shares reported in the Schedule 13G.

(6) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated January 30, 1994, which has been filed with the Securities and Exchange Commission. Dimensional Fund Investment Advisors Inc., an investment advisor registered under the Investment Advisors Act of 1940, reported sole voting power with respect to 149,350 shares and sole investment power with regard to all shares beneficially owned. In addition, Dimensional Fund Advisors Inc. reported that certain of its officers are also officers of DFA Investment Dimensions Group, Inc. and The DFA Investment Trust Company, each an open-end investment company registered under the Investment Company Act of 1940, and in such capacities have shared voting power with respect to 80,800 shares reported above.


                        ITEM 1.  ELECTION OF DIRECTORS

         Two Class I directors will be elected at the Annual Meeting for a term of three years or until his successor is duly elected and qualified. The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of Paul F. Hummer II and P. Jack O'Bryan as Class I directors, except as otherwise directed by the stockholder on the Proxy Card. Mr. Hummer is currently a director of A.P. Green. If for any reason either Messrs. Hummer or O'Bryan becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominee as designated by the Board of Directors. The Board of Directors recommends a vote "FOR" the election of Paul F. Hummer II and P. Jack O'Bryan as Class I directors.

         The name, age, principal occupation or position and other directorships with respect to Messrs. Hummer and O'Bryan and the other directors whose terms of office will continue after the Annual Meeting is set forth below. Except as otherwise indicated, each of the directors has held the position or another executive position with the same entity shown or an affiliated entity for in excess of five years.

      CLASS I - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 1998

Paul F. Hummer II, 53 - Director since 1988; Chairman of the Board, Chief Executive Officer and President of A.P. Green

P. Jack O'Bryan, 59 - Nominee for Director; Senior Vice President, Worldwide Manufacturing and Technology, USG Corporation (a building materials manufacturer which filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in March 1993)

                  CLASS II - TO CONTINUE IN OFFICE UNTIL 1996

Daniel R. Toll, 67 - Director since 1988; Corporate and Civic Director; Director of Brown Group, Inc., Mallinckrodt Group, Inc., Kemper Corporation, Kemper National Insurance Company, Lincoln National Convertible Securities Fund, Inc., Lincoln National Income Fund, Inc. and NICOR, Inc.

                  CLASS III - TO CONTINUE IN OFFICE UNTIL 1997

Donald E. Lasater, 69 - Director since 1988; Former Chairman of the Board of Mercantile Bancorporation Inc. and Mercantile Bank of St. Louis National Association (banking); Director of General American Life Insurance Company, Illinois Power Company and Interco Incorporated

William F. Morrison, 57 - Director since 1993; Investor and Former Executive Vice President of the Essex Wire Division of United Technologies Corporation and former member of the Senior Management Council of United Technologies Corporation

                      BOARD OF DIRECTORS AND COMMITTEES

         During 1994, the Board of Directors of A.P. Green met seven times (once telephonically) and each of the directors whose term of office will continue after the Annual Meeting attended not less than 75% of the meetings of the Board of Directors and committees of which such director was a member during 1994.

         The Board of Directors has a standing Executive Committee, Audit Committee, and Compensation and Organization Committee.

         During 1994, the Executive Committee consisted of Paul F. Hummer II, Donald E. Lasater, Daniel R. Toll and William F. Morrison. The Executive Committee exercises the authority of the Board of Directors in the management of A.P. Green in the intervals between meetings of the full Board of Directors subject to the restrictions imposed by law. The Executive Committee did not meet during 1994.

         During 1994, the members of the Audit Committee were Daniel R. Toll (Chairman), Jack R. Janney, Donald E. Lasater and William F. Morrison. The Audit Committee is empowered to select and employ, subject to ratification by the stockholders, the independent auditors of A.P. Green; to confer with such independent auditors with regard to the scope and cost of the audit and other services rendered by such auditors; and to review with the auditors, the internal audit staff and management the work and the findings of each to ensure that A.P. Green has adequate audit policies and internal controls and complies with such policies and controls. The Audit Committee met two times in 1994.

         During 1994, the Compensation and Organization Committee was composed of Donald E. Lasater (Chairman), Jack R. Janney, Daniel R. Toll and William F. Morrison. The Compensation and Organization Committee is authorized to review and make recommendations to the Board of Directors regarding the salaries, incentive compensation and bonus awards to be given corporate officers; to administer A.P. Green's stock option and other employee benefit plans; and to review and make recommendations to the Board of Directors regarding the management organization, succession and development. The Compensation and Organization Committee met three times during 1994.

                                DIRECTOR'S FEES

         During fiscal 1994, directors who were not also employees of A.P. Green received an annual retainer of $16,000 and 375 shares of A.P. Green's Common Stock in lieu of fees for meetings of the Board of Directors or committees. Directors were also reimbursed for expenses incurred in attending Board or committee meetings.

         Pursuant to the Retirement Plan for Directors, A.P. Green provides retirement benefits to any non-employee director who retires as a director of A.P. Green or who terminates his directorship with A.P. Green due to a disability, after serving as a director of A.P. Green for a minimum of five years. The benefits that are payable to each director are determined by multiplying the annual retainer paid to directors of A.P. Green on the date of such director's retirement or termination of service due to disability by 10% for each year of service as an A.P. Green director, with the maximum annual benefit for any director being 100% of the annual retainer applicable upon such director's retirement or termination of service. Benefits will commence upon the later of the date that the former director attains the age of 65 or the date that such former director ceases to be a director of A.P. Green due to retirement or disability. An eligible director will continue to receive benefits under the plan during his lifetime on a quarterly basis for a maximum of ten years.

                       SECURITY OWNERSHIP BY MANAGEMENT

         The following table indicates, as of March 24, 1995, the beneficial ownership of A.P. Green's Common Stock by each director whose term of office will continue after the Annual Meeting and each executive officer named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                                     Number of Shares
Name of Beneficial Owner            Beneficially Owned   Percent of Class (1)
- ------------------------            ------------------   --------------------
Max C. Aiken                          60,897   (2)              1.49%
Michael B. Cooney                     44,178   (2)              1.09
Paul F. Hummer II                    112,614   (2)              2.73
Donald E. Lasater                      3,000                     (4)
William F. Morrison                    1,650                     (4)
P. Jack O'Bryan                        1,050                     (4)
Lester C. Reed                        22,887   (2)               (4)
Gary L. Roberts                       37,404   (2)(3)            (4)
Daniel R. Toll                         2,250                     (4)
All directors and executive officers
  as a group (12 persons)            399,798   (2)(3)           9.23
_____________

(1) Based upon 4,028,532 shares of A.P. Green Common Stock issued and outstanding as of March 24, 1995 and, for each director or executive officer or the group, the number of shares subject to option that may be acquired within 60 days upon exercise of the option.

(2)     Totals include 46,500, 37,500, 91,500, 19,500, 33,000 and 304,500 shares subject to stock options which are presently exercisable by Messrs. Aiken, Cooney, Hummer, Reed, Roberts, and all directors and executive officers as a group, respectively, under the A.P. Green Long-Term Performance Plans. Under applicable regulations of the Securities and Exchange Commission, the shares subject to options are deemed to be beneficially owned because such shares may be acquired within 60 days upon exercise of the option.

(3) Includes 3,000 shares of restricted stock, granted under A.P. Green's Long-Term Performance Plans to Mr. Roberts and all directors and executive officers as a group, respectively. Such shares are subject to forfeiture by the holder and reversion back to A.P.
        Green in the event such holder terminates his employment with A.P. Green during specified time periods.

(4)     Less than one percent.


               REPORT OF COMPENSATION AND ORGANIZATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

General

         A.P. Green's executive compensation program is administered by the Compensation and Organization Committee of the Board of Directors. During 1994, the Committee was composed of the four non-employee directors, Donald E. Lasater (Chairman), Jack R. Janney, William F. Morrison and Daniel R. Toll.

         A.P. Green's executive compensation policy is designed and administered to provide a competitive compensation program that will enable A.P. Green to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The compensation policy is based on the principle that the financial rewards to the executives are aligned with the financial interests of the stockholders of A.P. Green. In this manner, A.P. Green will meet its ultimate responsibility to its stockholders by striving to give a suitable long-term return on their investment through earnings from operations and prudent management of A.P. Green's assets.

         A.P. Green's executive compensation has three separate elements consisting of base salary, annual incentive compensation and long-term incentive compensation. The following is a summary of the policies underlying each element.

Base Salary

         The Committee has determined the salary ranges for each of the executive officer positions of A.P. Green based upon the level and scope of the responsibilities of the office, the pay levels of similarly positioned executive officers in manufacturing companies of comparable size to A.P. Green and a consideration of the equities relating the salary for a particular executive office to the salaries of other executive offices within A.P. Green at the same level of responsibility. The Committee's recent practice has been to establish a range of base salaries for particular offices at or near the fiftieth percentile of the comparison group of companies. The data utilized in determining such ranges is compiled from various salary surveys that are made available to the public by trade and industry associations, accounting firms, compensation consultants and professional groups such as the American Society of Corporate Secretaries.

         Prior to the Committee meeting in February of each year, the Chief Executive Officer, after consultation with the Human Resources Department of A.P. Green, submits to the Committee a list of recommended salary changes for all executive officers except himself. At such February meeting, the Committee considers the Chief Executive Officer's recommendations with respect to a particular officer in light of such officer's then-current salary within the applicable range of salaries for such position, the officer's individual performance and, where appropriate, significant changes in the officer's level of responsibility. The Committee considers and acts upon increases to the base salary of the Chief Executive Officer separately in executive session.

         The Committee acts upon the recommendations of the Chief Executive Officer in any manner it deems appropriate and authorizes the salary changes of specified officers. The Committee also gives the Chief Executive Officer the discretion to implement the salary increase so authorized within a general time frame approved by the Committee. Actual salary increases have typically been implemented by the Chief Executive Officer from 12 to 18 months after the prior increase depending on A.P. Green's financial performance during such time.


Annual Incentive Compensation

         The Committee believes that a significant portion of the executive officers' potential compensation should be at risk and contingent upon the Company and its operating groups achieving financial performance objectives. To this end, each of A.P. Green's nine executive officers (as well as other management employees) participate in A.P. Green's Management Incentive Plan pursuant to which such participants are eligible to receive annual cash bonus awards. At the beginning of each year, the Committee establishes certain minimum financial performance objectives (typically operating income) for the corporate, lime, international and refractories groups. These performance objectives are intended to provide incentives to the participating officers to meet and exceed the financial goals for A.P. Green or the particular operating group. The attainment of performance objectives above the minimum levels are assigned specified percentage values from 1% to 200%.

         In addition, a par or target bonus (expressed as a percentage of base salary) is established by the Committee for each of the participants in the plan based upon the executive's title, responsibility and ability to impact A.P. Green's or the operating group's financial results. For executive officers other than the Chief Executive Officer, such percentages range from 30% to 40% of base salary. The percentage determined by the actual performance level of the relevant group to which the participant is assigned is then factored with the par or target bonus percentage attributable to each participant's position to determine the percentage of the participant's base salary that will be paid as a cash bonus.

Long-Term Incentive Compensation

         The Committee believes that long-term incentive compensation is the most direct way of tying executive compensation to increases in stockholder value. A.P. Green's long-term incentive programs are all stock-based, thereby providing a means through which executive officers can build a meaningful equity ownership in A.P. Green Common Stock.

         With the assistance of an outside compensation consultant, the Committee reevaluated its long-term incentive programs during the latter part of 1992 and the first part of 1993. In the course of that review, the Committee determined that: (i) each individual executive officer's long-term incentive compensation should approximate the fiftieth percentile of long-term incentive compensation for manufacturing companies of similar size to A.P. Green and (ii) long-term compensation tied directly to increases in share price were appropriate for A.P. Green.

         Accordingly, in February 1993, the Committee adopted the 1993 Performance Plan, which was approved by stockholders at the Annual Meeting in May 1993. At the same time, the Committee also approved a grant of stock options to executive officers. These stock options differ from typical stock options in that the exercisability of such options is dependent upon the attainment of certain share price levels for A.P. Green Common Stock within a five-year period after the grant of such options. Specifically, 20% of the options become exercisable when the share price of A.P. Green Common Stock reaches each of the following levels: $15.33; $17.00; $18.67; $20.00 and $22.00. To the extent that all or a portion of such options become so exercisable prior to the expiration of five years from the date of the grant, such options remain exercisable for ten years from the date of the grant. To the extent that all or a portion of such options do not become so exercisable, such options are exercisable only for one day at the expiration of five years from the date of the grant.

         The Committee believes that the options granted in 1993 give the executive officers greater incentives throughout the term of the options to strive to operate A.P. Green in a manner that directly benefits the financial interests of the stockholders. The options are designed to give the executive officers a continuous incentive to meet the performance objectives necessary to assure the appreciation of the stock price both on a long-term, as well as a shorter term, basis. In this manner, the Committee believes that it has aligned the interests of the executives who are participating in the option grant in a more direct and continuous manner to the financial return to the stockholders.

Compensation of Chief Executive Officer

         Mr. Hummer's base salary, annual incentive compensation and long-term incentive compensation are determined by the Committee in the same manner as is used by the Committee for executive officers generally. The total compensation package for Mr. Hummer is designed to be competitive within the industry while creating awards for short- and long-term performance in line with the financial interests of the stockholders. The Committee has established a range of total compensation for the position of Chief Executive Officer at or near the fiftieth percentile for chief executive officers at comparable companies.

         Because Mr. Hummer's par or target bonus is 50% of his base salary, a substantial portion of his cash compensation for the year is, therefore, dependent upon A.P. Green meeting or exceeding the pre-established performance objectives. Mr. Hummer's stock option grant under the 1993 Performance Plan is structured in the same manner as the options for each of the other participating executive officers and is, therefore, affected by the stock price performance of A.P. Green Common Stock over the next four years.

         This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that A.P. Green specifically incorporates this information by reference. This report shall not otherwise be deemed to be filed under such acts.

                    COMPENSATION AND ORGANIZATION COMMITTEE

         Donald E. Lasater, Chairman            William F. Morrison
         Jack R. Janney                         Daniel R. Toll

                      COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the compensation of the named executive of A.P. Green for each of the last three years:



                                         Summary Compensation Table
                                 Annual Compensation         Long term Compensation
                                 -------------------         ----------------------
                                                          Restricted      Securities
                                                            Stock         Underlying          All Other
Name and Principal Position   Year  Salary($)  Bonus($)  Awards ($)(1)  Options/SARs(#)  Compensation ($)(2)
- ---------------------------   ----  ---------  --------  -------------  ---------------  ------------------
Paul F. Hummer II,            1994  $274,600   $ 96,000       -0-           -0-/-0-            $4,516
Chairman of the Board,        1993   233,334    191,000       -0-        75,000/-0-             5,126
President and Chief Executive 1992   183,332      -0-         -0-           -0-/-0-             3,150
Officer

Max C. Aiken,                 1994   146,742     45,760       -0-           -0-/-0-             5,678
Executive Vice President      1993   138,330    103,140       -0-        30,000/-0-             3,257
                              1992   128,336      -0-         -0-           -0-/-0-             2,250

Michael B. Cooney,            1994   135,496     37,240       -0-           -0-/-0-             5,474
Senior Vice President Law/    1993   129,496     84,900       -0-        22,500/-0-             3,058
Administration and Secretary  1992   120,996      -0-         -0-           -0-/-0-             2,130

Gary L. Roberts,              1994   134,000     36,120       -0-           -0-/-0-             5,450
Vice President, Chief         1993   128,000     82,226       -0-        22,500/-0-             3,022
Financial Officer and         1992   123,000      -0-         -0-           -0-/-0-             2,205
Treasurer

Lester C. Reed,               1994   112,665     29,040       -0-           -0-/-0-             4,280
Vice President, Refractory    1993   108,333     55,440       -0-        15,000/-0-             2,558
Manufacturing                 1992   103,124      -0-         -0-           -0-/-0-             1,687
  __________________

(1)     All restricted stock is subject to a five-year vesting period and the holders of the restricted stock receive any dividends paid on the stock during the vesting period.  As of December 31, 1994, the aggregate number of restricted shares held by Messrs. Hummer, Aiken, Cooney, Roberts and Reed was -0-, -0-, -0-, 3,000 and -0-, respectively, having an aggregate value at December 31, 1994 of
        $-0-, $-0-, $-0-, $55,500 and $-0-, respectively.

(2)     The totals set forth in this column represent the value of shares of A.P. Green Common Stock allocated under the A.P. Green Employee Stock Ownership Plan to the account of the named executive officer for the years ended December 31, 1994, 1993 and 1992.

Employment Arrangements

         A.P. Green currently has separate agreements with each of Paul F. Hummer II, Max C. Aiken, Michael B. Cooney and Gary L. Roberts under which each would be given severance benefits in the event that his employment with A.P. Green is "terminated" within three years of a change in control of A.P. Green (except that in all agreements the rights to severance benefits terminate upon reaching age 65 if it occurs before the expiration of three years after a change in control). Each agreement is for a term of three years, subject to automatic extension each year for an additional year unless A.P. Green gives a 60-day notice that the term will not be so extended, except if there is a change in control of A.P. Green prior to such notice. Each agreement would require a lump-sum cash payment generally in an amount equal to 2.99 times the officer's then-current annual base salary and then-current full year bonus (except that such multiplier will be subject to a declining pro rata reduction from the date of such officer's 62nd birthday until his 65th birthday, based upon the number of months left until such officer's 65th birthday at the effective date of his termination). If payment of the foregoing amounts and any other benefits received or receivable subject such officer to payment of federal excise tax, the total amount payable to such officer shall be increased by an amount sufficient to satisfy the excise tax and the additional excise and income taxes thereon.

         "Change in control" is generally defined as the type of transaction which would require disclosure in A.P. Green's proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission.
Specifically, "change in control" includes, but is not limited to: (i) an acquisition by any person of 20% or more of the combined voting power of A.P.

Green's then-outstanding voting securities; (ii) the replacement of the majority of the existing directors during a period of two years or less; (iii) a consolidation or merger in which A.P. Green is not the surviving corporation or pursuant to which A.P. Green Common Stock would be converted into cash, securities or other property; (iv) a sale, lease, exchange or other transfer of all or substantially all of A.P. Green's assets; or (v) approval by A.P. Green's stockholders of any plan or proposal for the liquidation or dissolution of A.P. Green. "Termination" generally includes any event which severs the officer's employment relationship with A.P. Green, other than termination due to death, disability or retirement or dismissal for cause.
The agreements provide severance benefits in the event the officer terminates his employment for "good reason." "Good reason" is generally defined in each such agreement as (i) assignment of duties inconsistent with the officer's then-current position, status or responsibilities; (ii) reduction of the officer's then-current base salary; (iii) elimination of the officer's then-current participation level in A.P. Green's bonus plans or employee benefit plans; (iv) geographic relocation of the officer; or (v) failure by A.P. Green to obtain assumption of the agreement by any successor.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
  Option/SAR Values

         No stock options were exercised by any of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1994. The following table sets forth information concerning the unexercised options of the executive officers named in the Summary Compensation Table:




                                       Number of
                                       Securities
                                       Underlying        Value of Unexercised
                                       Unexercised           In-The-Money
                                       Options at         Options at Fiscal
                                   Fiscal Year-End (#)      Year-End($)(1)

                                      Exercisable/           Exercisable/
            Name                     Unexercisable          Unexercisable
- ----------------------------       -------------------   -------------------

Paul F. Hummer II  .........          91,500/30,000        $398,055/185,100

Max C. Aiken  ..............          46,500/12,000         190,905/ 74,040

Michael B. Cooney  .........          37,500/ 9,000         139,875/ 55,530

Gary L. Roberts  ...........          33,000/ 9,000         146,610/ 55,530

Lester C. Reed  ............          19,500/ 6,000         102,315/ 37,020
_________________

(1) Based upon a price per share of $18.50, being the last reported trading price of A.P. Green Common Stock on December 31, 1994.

Retirement Plan

         Officers and employees of A.P. Green participate in a retirement plan (the "Retirement Plan"). In addition, A.P. Green sponsors supplemental retirement plans (the "Supplemental Plans") which allow the payment of benefits exceeding the maximum limits set forth in the Internal Revenue Code of 1986, as amended (the "Code"). Under the Retirement Plan, each eligible participant of A.P. Green will receive an annual retirement benefit based upon such employee's highest average annualized earnings over any period of 36 consecutive months during the last 120 consecutive months of employment immediately preceding retirement ("Final Average Compensation"). The benefits shown in the following table as payable under the Retirement Plan and Supplemental Plans are not subject to offset for Social Security benefits received by the participant.

         Annual retirement benefits under the Retirement Plan and the Supplemental Plans, assuming normal retirement at age of 65 during 1994, payment based under the straight life annuity option, and Final Average Compensation and credited service are set forth in the following table:

                               Years of Credited Service (2)(3)
Final Average    ------------------------------------------------------------
Compensation (1)    5       10       15       20       25       30       35
- ---------------- ------   ------   ------   ------  -------  -------  -------
 $100,000  .....  6,356   12,712   19,068   25,423   31,779   38,135   44,491
  150,000  .....  9,763   19,525   29,288   39,051   48,814   58,576   68,339
  200,000  ..... 13,170   26,339   39,509   52,678   65,848   79,018   92,187
  250,000  ..... 16,576   33,153   49,729   66,306   82,882   99,459  116,035
  300,000  ..... 19,983   39,967   59,950   79,933   99,917  119,900  139,884
  350,000  ..... 23,390   46,780   70,171   93,561  116,951  140,341  163,732
________________

(1) Final Average Compensation under the Retirement Plan and the Supplemental Plans includes the employee's salary and any cash bonus awards under the Management Incentive Compensation Plan. The amount shown in the Summary Compensation Table as salary and bonus for each of the five executive officers named therein is compensation for purposes of the Retirement Plan and the Supplemental Plans.

(2) The credited years of service for the five executive officers named in the Summary Compensation Table as of December 31, 1994 are as follows:
        Mr. Hummer, 6 years; Mr. Aiken, 20 years; Mr. Cooney, 6 years; Mr. Roberts, 5 years; and Mr. Reed, 4 years.

(3) The maximum amount payable under the Retirement Plan is limited by the Code to $118,800 annually, subject to cost-of-living increases after 1994. To the extent benefits under the Retirement Plan are limited by the Code, they will be paid under the Supplemental Plans.

                     STOCKHOLDER RETURN PERFORMANCE GRAPHS

         The following graphs compare the cumulative stockholder returns, including the reinvestment of dividends, of A.P. Green on an indexed basis with the S&P 500 Stock Index and an index of peer public companies selected by A.P. Green because such companies were in one of A.P. Green's lines of business. The peer companies are: Minerals Technologies Inc. (formerly a subsidiary of Pfizer, Inc.) and Indresco, Inc. (formerly a subsidiary of Dresser Industries, Inc.) in the refractories business; United States Lime & Minerals, Inc. (formerly Scottish Heritable) and Dravo Corp. in the lime business. These were the only public companies known by A.P. Green to be in either the refractories or the lime business during the periods presented in the graph.

         The first graph presented below compares the total return of A.P. Green stockholders on an annual basis to the total annual returns of the comparative indexes described above for the period beginning January 1, 1989 and ending December 31, 1994. The second graph shows the total return of A.P. Green stockholders on a quarterly basis as compared with the quarterly returns on such indexes during 1993 and 1994.


                            [Performance Graph #1]

                            CUMULATIVE TOTAL RETURN
        Based on reinvestment of $100 beginning December 31, 1989

                               Dec-89  Dec-90  Dec-91  Dec-92  Dec-93  Dec-94
                               ------  ------  ------  ------  ------  ------
A.P. Green Industries, Inc.     $100     $52     $42     $50     $86     $90
S&P 500 (Registered Trademark)  $100     $97    $126    $136    $150    $152
Custom Composite Index
 (4 Stocks)                     $100    $114    $220    $197    $274    $272

                            [Performance Graph #2]

                            CUMULATIVE TOTAL RETURN
        Based on reinvestment of $100 beginning December 31, 1992

                Dec-92 Mar-93 Jun-93 Sep-93 Dec-93 Mar-94 Jun-94 Sep-94 Dec-94
                ------ ------ ------ ------ ------ ------ ------ ------ ------
A.P. Green
 Industries,
 Inc.            $100   $121   $130   $147   $173   $195   $169   $174   $182
S&P 500
  (Registered
   Trademark)    $100   $104   $105   $108   $110   $106   $106   $112   $112
Custom
 Composite Index
 (4 Stocks)      $100   $115   $135   $128   $139   $125   $129   $136   $138


               ITEM 2.  RATIFICATION OF APPOINTMENT OF AUDITORS

         At the Annual Meeting, action will be taken with respect to the ratification of the appointment of auditors for the ensuing year. KPMG Peat Marwick LLP served as A.P. Green's independent auditors for the year ended December 31, 1994. The Board of Directors has appointed KPMG Peat Marwick LLP as auditors for A.P. Green for the current year ending December 31, 1995, subject to ratification by the stockholders. It is expected that a representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions. The Board of Directors recommends a vote "FOR" the ratification of KPMG Peat Marwick LLP as independent auditors.


                            PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended to be present at the 1996 Annual Meeting of Stockholders must be received by the Secretary of A.P. Green by not later than December 8, 1995 for consideration for inclusion in the Proxy Statement and Proxy Card for that meeting.


                                OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of A.P. Green does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of A.P. Green on such matters.



                                          PAUL F. HUMMER, II
                                          Chairman of the Board, President
                                            and Chief Executive Officer

April 7, 1995

                                   Appendix

                          A.P. GREEN INDUSTRIES, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 May 11, 1995

     The undersigned hereby appoints P.F. HUMMER II, D.R. TOLL and M.B. COONEY, and each of them, with or without the others, proxies, with full power of substitution to vote as designated below, all shares of stock of A.P. Green Industries, Inc. (the "Corporation") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at The Empire Club located off of Teal Lake Road in Mexico, Missouri, on Thursday, May 11, 1995, at 10:00 a.m., and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.     Election of Directors

       [ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY to vote for
           (except as written to the           the nominees listed below
            contrary below)

                    PAUL F. HUMMER II and P. JACK O'BRYAN

   (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

______________________________________________________________________________


2. To ratify the appointment of KPMG Peat Marwick LLP as the Corporation's auditors for the year ending December 31, 1995.

             [ ] FOR            [ ] AGAINST             [ ] ABSTAIN


3. To transact any and all other business which may properly come before the meeting or any adjournment thereof.
                             (continued, and to be signed, on the other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED AND "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1995.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              SIGN
                              HERE____________________________________________
                                  (Please sign exactly as name appears hereon)

                              SIGN
                              HERE____________________________________________
                                  Executors, administrators, trustees, etc.
                                  should so indicate when signing

                              Dated___________________________________________

                          A.P. GREEN INDUSTRIES, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 May 11, 1995

     The undersigned hereby appoints LASALLE NATIONAL TRUST, N.A., AS TRUSTEE OF THE A.P. GREEN INDUSTRIES, INC. EMPLOYEE STOCK OWNERSHIP PLAN, as proxy, to vote as designated below, all shares of stock of A.P. Green Industries, Inc. (the "Corporation") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at The Empire Club located off of Teal Lake Road in Mexico, Missouri, on Thursday, May 11, 1995, at 10:00 a.m., and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.     Election of Directors

       [ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY to vote for
           (except as written to the           the nominees listed below
            contrary below)

                    PAUL F. HUMMER II and P. JACK O'BRYAN

   (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

______________________________________________________________________________


2. To ratify the appointment of KPMG Peat Marwick LLP as the Corporation's auditors for the year ending December 31, 1995.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN


3. To transact any and all other business which may properly come before the meeting or any adjournment thereof.
                             (continued, and to be signed, on the other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED AND "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1995.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              SIGN
                              HERE____________________________________________
                                  (Please sign exactly as name appears hereon)

                              SIGN
                              HERE____________________________________________
                                  Executors, administrators, trustees, etc.
                                  should so indicate when signing

                              Dated___________________________________________

                          A.P. GREEN INDUSTRIES, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 May 11, 1995

     The undersigned hereby appoints MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION, AS TRUSTEE OF THE A.P. GREEN INDUSTRIES, INC. 401(K) PLAN AND THE A.P. GREEN INDUSTRIES, INC. HOURLY INVESTMENT PLAN, as proxy, to vote as designated below, all shares of stock of A.P. Green Industries, Inc. (the "Corporation") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at The Empire Club located off of Teal Lake Road in Mexico, Missouri, on Thursday, May 11, 1995, at 10:00 a.m., and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.     Election of Directors

       [ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY to vote for
           (except as written to the           the nominees listed below
            contrary below)

                    PAUL F. HUMMER II and P. JACK O'BRYAN

   (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


______________________________________________________________________________


2. To ratify the appointment of KPMG Peat Marwick LLP as the Corporation's auditors for the year ending December 31, 1995.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN


3. To transact any and all other business which may properly come before the meeting or any adjournment thereof.
                             (continued, and to be signed, on the other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED AND "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1995.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              SIGN
                              HERE____________________________________________
                                  (Please sign exactly as name appears hereon)

                              SIGN
                              HERE____________________________________________
                                  Executors, administrators, trustees, etc.
                                  should so indicate when signing

                              Dated___________________________________________